GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                          NUMBER ON SUBSTITUTE FORM W-9

Guidelines for Determining the Proper Taxpayer Identification Number to Give the Payer--Social security numbers have nine digits separated by two hyphens: i.e. 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e. 00-0000000. The table below will help determine the number to give the payer.

You must enter your TIN in the appropriate box. If you are a resident alien and you do not have and are not eligible to get an SSN, your TIN is your IRS individual taxpayer identification number (ITIN). Enter it in the social security number box. If you do not have an ITIN, see How To Get a TIN below.

If you are a sole proprietor and you have an EIN, you may enter either your SSN or EIN. However, using your EIN may result in unnecessary notices to the requester.

                                  Give the NAME and                                                Give the NAME and
                                  SOCIAL SECURITY                                                  EMPLOYER IDENTIFI-
For this type of account:         NUMBER of--                     For this type of account:        CATION NUMBER of--
---------------------------------------------------------------------------------------------------------------------
1.         Individual             The individual                  6.         Sole Proprietorship   The owner (3)

2.         Two or more            The actual owner of the         7.         A valid trust,        Legal entity (4)
           individuals (joint     account or, if combined                    estate, or pension
           account)               funds, the first individual on             trust
                                  the account (1)

3.         Custodian account      The minor (2)                   8.         Corporate             The corporation
           of a minor
           (Uniform Gift to
           Minors Act)

4.         a.  The usual          The grantor-trustee (1)         9.         Association, club,    The organization
           revocable savings                                                 religious,
           trust  (grantor) is                                               charitable,
           also trustee                                                      educational, or
                                                                             other tax-exempt
                                                                             organization
           b.  So-called trust    The actual owner (1)            10.        Partnership           The partnership
             account that is not
             a legal or valid
             trust under state
             law

5.         Sole proprietorship    The owner (3)                   11.        A broker or           The broker or nominee
                                                                             registered nominee

                                                                  12.        Account with the      The public entity
                                                                             Department of
                                                                             Agriculture in the
                                                                             name of a public
                                                                             entity (such as a
                                                                             state or local
                                                                             government, school
                                                                             district, or prison)
                                                                             that receives
                                                                             agricultural
                                                                             program payments

(1) List above the signature line and circle the name of the person whose number you furnish

(2)  List minor's name and furnish the minor's social security number.

(3) You must show your individual name, but you may also enter your business or "doing business as" name. You may use your social security number or employer identification number.

(4) List the name of the legal trust, estate, or pension trust. (Do not furnish the TIN of the personal representative or trustee unless the legal entity itself is not designated in the account title.)

Note: If no name above the signature line is listed when more than one name appears in the registration, the number will be considered to be that of the first name appearing in the registration.

             GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                          NUMBER ON SUBSTITUTE FORM W-9

             (Section references are to the Internal Revenue Code.)


Purpose of Form. -- A person who is required to file an information return with the IRS must get your correct Taxpayer Identification Number ("TIN") to report, for example, income paid to you, real estate transactions, mortgage interest you paid, the acquisition or abandonment of secured property, cancellation of debt, or contributions you made to an IRA. Use Form W-9 to give your correct TIN to the requester (the person requesting your TIN) and, when applicable, (1) to certify the TIN you are giving is correct (or you are waiting for a number to be issued), (2) to certify you are not subject to backup withholding, or (3) to claim exemption from backup withholding if you are an exempt payee.

Note: If a requester gives you a form other than a W-9 to request your TIN, you must use the requester's form if it is substantially similar to Form W-9.

What Is Backup Withholding? -- Persons making certain payments to you must withhold and pay to the IRS 31% of such payments under certain conditions. This is called "backup withholding." Payments that could be subject to backup withholding include interest, dividends, broker and barter exchange transactions, rents, royalties, nonemployee pay, and certain payments from fishing boat operators. Real estate transactions are not subject to backup withholding.

If you give the requester your correct TIN, make the proper certifications, and report all your taxable interest and dividends on your tax return, payments you receive will not be subject to backup withholding. Payments you receive will be subject to backup withholding if:
           1.        You do not furnish your TIN to the
requester, or
           2. The IRS tells the requester that you furnished an incorrect TIN, or
           3. The IRS tells you that you are subject to backup withholding because you did not report all your interest and dividends on your tax return (for reportable interest and dividends only), or
           4. You do not certify to the requester that you are not subject to backup withholding under 3 above (for reportable interest and dividend accounts opened after 1983 only), or
           5. You do not certify your TIN.

Certain payees and payments are exempt from backup withholding and information reporting. See below.

How To Get a TIN: If you do not have a TIN, apply for one immediately. To apply for an SSN, get Form SS-5 from your local Social Security Administration office. Get Form W-7 to apply for an ITIN or Form SS-4 to apply for an EIN. You can get Forms W-7 and SS-4 from the IRS by calling 1-800- TAX-FORM (1-800-829-3676).

If you do not have a TIN, check the box titled "Applied For" in the space for the TIN, sign and date the form, and give it to the requester. Generally, you will then have 60 days to get a TIN and give it to the requester. If the requester does not receive your TIN within 60 days, backup withholding, if applicable, will begin and continue until you furnish your TIN.

NOTE: Checking the box titled "Applied For" on the form means that you have already applied for a TIN OR that you intend to apply for one soon.

As soon as you receive your TIN, complete another Form W- 9, include your TIN, sign and date the form, and give it to the requester.

Payees Exempt from Backup Withholding

Individuals (including sole proprietors) are not exempt from backup withholding. Corporations are exempt from backup withholding for certain payments, such as interest and dividends.

If you are exempt from backup withholding, you should still complete this form to avoid possible erroneous backup withholding. Enter your correct TIN in Part I, write "Exempt" in Part II, and sign and date the form. If you are a nonresident alien or a foreign entity not subject to backup withholding, give the requester a completed Form W-8, Certificate of Foreign Status.

The following is a list of payees exempt from backup with holding and for which no information reporting is required. For interest and dividends, all listed payees are exempt except the payee listed in item (9). For broker transactions, payees listed in (1) through (13) and a person registered under the Investment Advisers Act of 1940 who regularly acts as a broker are exempt. Payments subject to reporting under sections 6041 and 6041A are generally exempt from backup withholding only if made to payees described in items (1) through (7). However, a corporation (other than certain hospitals or extended care facilities) that provides medical and health care services or bills and collects payments for such services is not exempt from backup withholding or information reporting. Only payees described in items (2) through (6) are exempt from backup withholding for barter exchange transactions and patronage dividends. (1) A corporation. (2) An organization exempt from tax under section 501(a), or an IRA, or a custodial account under section 403(b)(7) if the account satisfies the requirements of section 401(f)(2). (3) The United States or any of its agencies or instrumentalities. (4) A state, the District of Columbia, a possession of the United States, or any of their political subdivisions or instrumentalities. (5) A foreign government or any of its political subdivisions, agencies, or instrumentalities. (6) An international organization or any of its agencies or instrumentalities. (7) A foreign central bank of issue. (8) A dealer in securities or commodities required to register in the United States, the District of Columbia or a possession of the United States. (9) A futures commission merchant registered with the Commodity Futures Trading Commission.
(10) A real estate investment trust. (11) An entity registered at all times during the tax year under the Investment Company Act of 1940. (12) A common trust fund operated by a bank under section 584(a). (13) A financial institution. (14) A middleman known in the investment community as a nominee or listed in the most recent publication of the American Society of Corporate Secretaries, Inc., Nominee List. (15) A trust exempt from tax under section 664 or described in section 4947.

Payments of dividends and patronage dividends that generally are exempt from backup withholding include the following:

o    Payments to nonresident aliens subject to withholding under section 1441.
o Payments to partnerships not engaged in a trade or business in the United States and that have at least one nonresident alien partner.
o    Payments of patronage dividends not paid in money.
o    Payments made by certain foreign organizations.
o    Section 404(k) payments made by an ESOP.

Payments of interest that generally are exempt from backup withholding include the following:

o Payments of interest on obligations issued by individuals. Note: You may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payer's trade or business and you have not provided your correct TIN to the payer.
o Payments of tax-exempt interest (including exempt- interest dividends under section 852).
o    Payments described in section 6049(b)(5) to nonresident aliens.
o    Payments on tax-free covenant bonds under section 1451.
o    Payments made by certain foreign organizations.
o    Mortgage interest paid to you.

Payments that are not subject to information reporting also are not subject to backup withholding. For details, see sections 6041, 6041A, 6042, 6044, 6045, 6049, 6050A, and 6050N, and their regulations.

Privacy Act Notice.--Section 6109 requires you to give your correct TIN to persons who must file information returns with the IRS to report interest, dividends, and certain other income paid to you, mortgage interest you paid, the acquisition or abandonment of secured property, cancellation of debt, or contributions you made to an IRA. The IRS uses the numbers for identification purposes and to help verify the accuracy of your tax return. The IRS may also provide this information to the Department of Justice for civil and criminal litigation and to cities, states, and the District of Columbia to carry out their tax laws.

You must provide your TIN whether or not you are required to file a tax return. Payers must generally withhold 31% of taxable interest, dividend, and certain other payments to a payee who does not give a TIN to a payer. Certain penalties may also apply.

Penalties

(1) Failure to Furnish TIN.--If you fail to furnish your TIN to a requester, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect. (2) Civil Penalty for False Information With Respect to Withholding.--If you make a false statement with no reasonable basis that results in no backup withholding, you are subject to a penalty of $500. (3) Criminal Penalty for Falsifying Information.--Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment. (4) Misuse of TINs.--If the requester discloses or uses TINs in violation of Federal law, the requester may be subject to civil and criminal penalties.

FOR ADDITIONAL INFORMATION CONTACT YOUR
TAX CONSULTANT OR THE INTERNAL REVENUE
SERVICE